                                                                  EXHIBIT 10.9



[*] DESIGNATES MATERIAL FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, WHICH MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION



                                     Sprint
                          DS-1 Private Line Agreement
                                  Volume Plan

By this Agreement Sprint Communications Company L.P. (Sprint) agrees to provide the undersigned Carrier (Customer) DS-1 Private Line Services in accordance with the stated terms and Customer agrees to purchase said Services in compliance with this Agreement. Sprint and Customer are the Parties to this Agreement and in consideration of mutual promises agree as follows:

ARTICLE 1: Tariffs. Sprint is a common carrier offering digital private line services under Tariffs, including Tariff FCC No. 7. Sprint amends its Tariffs from time to time. DS-1 Services under this Agreement are digital, point to point (Sprint POP to Sprint POP) private lines offered under Sprint Tariff FCC No. 7 (or successor tariff) general terms and conditions, except for terms and conditions specifically set forth in this Agreement as terms of the relationship between Sprint and Customer. Should Sprint no longer file tariffs in order to provide services, then Sprint "Tariffs" will mean the standard rate tables and terms and conditions that Sprint uses to replace such filed tariffs.

In addition to the foregoing, when Customer orders access or Sprint orders access as Customer's agent for Private Line Service hereunder, all tariffs of the Local Exchange Carrier respecting access are applicable to the Service ordered. Customer is responsible for all compliance with said LEC tariffs.

ARTICLE 2: Provision of Services.

2.1 The Effective Date of this Agreement will be the first day of September 1996. The Pricing under this Agreement is for all DS-1s ordered and installation requested, or renewed, after the effective date and prior to the termination of the Agreement. The Expiration Date of this Agreement shall be stated on Attachment A. No circuits can be ordered or renewed hereunder unless this Agreement is fully executed by both Parties.

2.2 Sprint provides Customer domestic POP-to-POP DS-1 Private Line Services under terms and conditions of Sprint tariffs. In consideration of Customer complying with the special terms herein for DS-1 services, Customer's DS-1 Private Line IXE (POP-to-POP) pricing will be according to the Pricing stated in Attachment A at Sprint's sole discretion and subject to network availability. Sprint reserves the right on a case by case basis to preclude application of Attachment A Pricing to new orders and only provide specified DS-1 routes having special circumstances under Tariff and Tariff pricing. Further Attachment A does not apply to circuits with Customer Specified Routing or Diverse Routing.

2.3 "Customer" means the undersigned Carrier and does not include any subscriber, customer, or end user of the undersigned carrier to whom it provides services. Customer includes Customer's majority-owned subsidiaries, for whom Customer assumes payment responsibility, but does not include any other reselling entity that Customer may have an arrangement with to increase Customer's Monthly Volume Private Line Services. Customer is responsible for payment of charges under this Agreement. All services ordered under this Agreement shall be subject to approval by Sprint's credit department.

2.4 Customer shall complete DS-1 Service Order forms requesting DS-1 services. Order forms shall be signed by a duly authorized representative of Customer and submitted to Sprint. Service orders are subject to acceptance by Sprint.

2.5 Sprint provision of services hereunder grants no express or implied rights to Customer, particularly licenses to trademarks, inventions, copyrights, or patent, and creates no joint understanding or joint venture with Sprint.

2.6 There is a Minimum Service Period of twelve months for all Private Lines ordered hereunder. Pricing and terms of this Agreement are only offered/available to Customer during the Effective Term of this Agreement. The Term of each circuit is stated on the Service Order.

In the event Customer selects a Term for a DS-1 (for example, 3 years) that extends beyond the Expiration of this Agreement, this Agreement and Pricing for the circuit will remain in effect for the affected DS-1 circuit until the Term for that circuit expires. When a Term for a DS-1 circuit expires and there is no successor DS-1 Private Line Agreement executed by the Parties or Customer Service has not been established under a Volume Tariff Plan, the DS-1 circuit will be invoiced on month-to-month tariff rates.

2.7 When ordering Private Line Service under this Agreement, Customer must specify on the Service Order the type of access being ordered with the Private Line being installed or renewed. When Sprint acts as Customer's agent and orders access facilities connecting Customer's Facilities to Sprint POPs, Customer must execute the appropriate Service Orders and a Letter of Agency, plus Customer is responsible for all charges, including, without limitation, monthly charges, installation charges, non recurring charges, termination/cancellation liabilities of the provider of the facilities (LEC or other Vendor) and for all Sprint terms, procedures, and charges for interfacing with Sprint's Network. Attachment B states the charges for access for Private Line installed or renewed hereunder until the expiration of this Agreement.


                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

2.8 Attachments A and B are only for interstate and intrastate circuits certified as interstate circuits under applicable regulations. In the event Customer fails to designate whether a circuit carries interstate traffic under applicable federal regulation, (i) Sprint will rate the circuit as intrastate for the term of the circuit; (ii) this Agreement will not apply; and (iii) Customer cannot later claim that the intrastate circuit was really interstate and request adjusted billing.

ARTICLE 3  Payment.

3.1 Customer shall pay to Sprint invoiced amounts for DS-1 services, without any right of set-off or counterclaim. DS-1 Service charges are exclusive of any applicable taxes or tariff surcharges.

3.2 Sprint invoices shall state separately from the communications charges any tax or surcharge (or related charge by a government) imposed or based on the provision, sale, or use of DS-1 services or imposed or based upon this Agreement or any activities hereunder. Unless prohibited by law, taxes or surcharges shall include, without limitation, state and local gross revenue taxes, sales, utility users and use taxes, federal excise tax and gross receipts surcharges.

3.3 All amounts stated on each monthly invoice are due and payable upon receipt. Charges that are not paid for a period of 30 days after receipt of invoice, will be subject to interest from the date of the receipt of the invoice at a rate that is the lesser of 18% per annum (1 1/2% per month) or the maximum rate allowed by applicable law. If Customer permits any DS-1 charges to become 60 days past due, Customer's DS-1 IXE (POP-to-POP) charges will be rebilled at the full tariffed, non-discounted month-to-month rate. In the event that Customer shall in good faith dispute Sprint's computation of amounts due and owing by Customer to Sprint hereunder, Customer shall not be relieved of any obligation to pay such undisputed amounts on or before the due dates therefore. If Customer disputes amounts, Customer must submit complete documentation of the disputed amount to the Carrier Service Center by the due date, along with payment for the undisputed amount that is due. Each party shall use its respective best reasonable efforts to resolve any dispute as expeditiously as possible.

3.4 Sprint may terminate this Agreement for a material breach if:

        a. Customer fails to make payments and then fails to cure the nonpayment within ten (10) days after receipt of a Sprint notice of nonpayment; fails to cure other breaches within 30 days of receipt of notice thereof; or

        b. Customer is adjudicated bankrupt, has a receiver appointed, or participates in an act constituting a general assignment of its properties and interests for the benefit of its creditors.

        If there is a termination for (a) or (b) above, Sprint may immediately recover all sums owed Sprint through the remainder of the term and Customer agrees Sprint may take steps to promptly conclude providing services to Customer in an orderly manner so as to minimize any adverse impact on Customer or Sprint.

3.5 Upon request by Sprint, Customer agrees to provide financial statements or other indications of financial circumstances. As may be determined by Sprint, if the financial circumstances or payment history of Customer is or becomes unacceptable, Sprint may require a deposit or irrevocable letter of credit, at Sprint's option, to secure Customer payments for the term of the Agreement.

ARTICLE 4: Service. Under this Agreement Sprint will provide DS-1 Private Line Service from Sprint POP to Sprint POP as stated herein and as priced on the attached Attachment A. If Customer does not comply with the terms and conditions of this Agreement (including the Payment terms), the Special Pricing herein is inapplicable. The Paragraph numbers stated below correspond to the Line Items stated on Attachment A. If at any time before the expiration of this Agreement the Parties modify any term or condition, including those on Attachment A, the modification of this Agreement is not effective until the Parties execute an Amendment hereto.

4.1 Each month Customer's "Monthly Volume of Private Line Services" ("Monthly Volume") will be calculated, and according to the Monthly Volume a price per voice grade V and H mile per month (cents per mile times the V and H Coordinate Miles times 24 circuits in a DS-1 equals a DS-1 Monthly price) will be determined by the Term of the DS-1 circuit (one-two-three years) and a "Minimum Charge Per Circuit" designated. "Monthly Volume of Private Line Services" consists of (1) DS-1 Clearline revenues (IXE, POP-to-POP charges);
(2) DS-0 Clearline revenues (IXE, POP-to-POP charges); and (3) DS-3 revenues (IXE, POP-to-POP charges). Monthly Volume excludes such charges as access, COC, other recurring and non recurring charges, and taxes. For purposes of calculating the Monthly Volume (the installed base of Customer's Circuits under this Agreement) the "Base Rate" is the price per voice grade mile for the one year, lowest Monthly Volume Level on the Schedule, or the applicable Minimum Charge for any individual circuits. For Customer's installed base under other Sprint Private Line Agreement(s), the Monthly Volume calculation is the billed amount. For purposes of calculating the Monthly Volume, the DS-0 Monthly Revenues are the applicable Tariff Rate for the DS-0 circuits.

4.2 Sprint will charge a Circuit (POP-to-POP) Installation Fee as stated on Attachment A.


                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

ARTICLE 5:  Limitation of Liability.

5.1 The warranties and remedies set forth in this Agreement and Sprint tariffs constitute the only warranties and remedies with respect to Sprint service provided. Such warranties are in lieu of all other warranties, written or oral, statutory, express or implied, including without limitation the warranty of merchantability and the warranty of fitness for a particular purpose of use.

5.2 NEITHER PARTY HERETO IS LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS. LOSS OF GOODWILL OR LOSS OF PROFITS, ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

ARTICLE 6: Notices. All notices, requests, or other communications (excluding invoices) shall be in writing, effective when received, to the following addresses, unless subsequently changed in writing:

If to Sprint:                           Copy to:
Sprint Communications Company L.P.      Sprint Communications Company L.P.
5420 L.B.J. Freeway, Suite 1700         140 Ward Parkway
Dallas, Texas 75240                     Kansas City, Missouri 64114
ATTN:  V.P. WSG                         ATTN:  LAW DEPARTMENT

If to Customer:   Customer will designate in Article 12 the Notice
                  Address for Customer.

ARTICLE 7: Assignment. This Agreement, the rights, obligations, or duties of Customer hereunder may not be assigned or delegated to any other party, person, or entity. Sprint shall and does have the right to assign this Agreement and all of its rights and duties hereunder to any subsidiary or affiliated entity without the prior consent of Customer.

ARTICLE 8: Termination Liability. In the event of early termination by Customer, there will be termination liability imposed in accordance with tariffed provisions and this Agreement. Customer will not be liable for termination charges for a DS-1 circuit hereunder if a new DS-1 circuit of equal or greater value is ordered during the same calendar month under this Agreement in which the circuit disconnect notice is received, provided Customer notifies Carrier Services in writing that the disconnection and new circuit order are requested in the same month to be eligible for termination liability exemption. If Customer does not provide the written notice, Customer will be liable for termination charges on the disconnected circuit. If Customer does order a "replacement circuit" under this paragraph, this ordered replacement circuit must be installed within 60 days of the disconnect date or Customer will be liable for termination charges. The "replacement circuit" under this paragraph must have a minimum service term of one year under this Agreement or termination charges are applicable to the disconnected circuit.

ARTICLE 9: Confidentiality. During the Term, the Parties may disclose to each other certain "Proprietary" or "Confidential" Information (hereinafter "Proprietary Information"). The Parties desire to assure the confidential and proprietary status of the information which may be disclosed to each other and therefore for themselves, their subsidiaries and their affiliates, agree as follows:

9.1 All information disclosed shall be deemed Proprietary, provided that written information is clearly marked in a conspicuous place as Proprietary, and verbal information is immediately confirmed in writing as Proprietary.

9.2 Each Party agrees to use the Proprietary Information received from the other Party only for the purpose of this Agreement. No other rights, and particularly licenses, to trademarks, inventions, copyrights, or patents are implied or granted.

9.3 Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

9.4 The receiving Party shall provide the same care to avoid disclosure or unauthorized use of the Proprietary Information as it utilizes to protect its own proprietary information. It is agreed that all Proprietary Information shall be retained by the receiving Party in a secure place with access limited to only such of the receiving Party's employees or agents who need to know such information.

9.5 All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing Party. Proprietary Information, including all copies thereof, shall be returned to the disclosing Party or destroyed after the receiving Party's need for its has expired or upon request of the disclosing Party, and in any event, upon termination of this Agreement.

9.6 It is understood that the term "Proprietary Information" does not include information which:

        a. has been or may in the future be published or is now or may in the future be otherwise in the public domain through no fault of the Parties;

        b. prior to disclosure is properly within the legitimate possession of the receiving Party:



                   SPRINT PROPRIETARY INFORMATION - RESTRICTED

        c. subsequent to disclosure is lawfully received from a third Party having rights therein without restriction of the third Party's right to disseminate the information and without notice of any restriction against its further disclosure;

        d. is independently developed by the receiving Party through Parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

        e.  is disclosed with the prior written approval of the other Party;

        f. is transmitted to the receiving Party after the disclosing Party has received written notice from the receiving Party that it does not desire to receive further Proprietary Information; or

        g. is obligated to be produced under order of a court of competent jurisdiction.

9.7 Each Party agrees not to reveal its relationship with the other Party to any third parties except as contemplated by this Agreement.

9.8 Damages, being difficult to ascertain in the event of violation of this Article, the Parties agree that, without limiting any other rights and remedies of each other, upon breach hereof, an injunction may be obtained against the other Party improperly disclosing information. Each Party further agrees to indemnify and hold the other Party harmless from any and all direct foreseeable loss which may result from breach of this Article.

9.9 The restrictions and obligations imposed by this Article shall continue in full force and effect for a period of three (3) years from the date of disclosure. The restrictions and obligations of this Section may be terminated at any time during the period of the Agreement by giving sixty (60) days written notice to the other Party; provided that early termination shall not relieve the obligations under this Article with respect to Proprietary Information exchanged prior to the effective date of termination.

ARTICLE 10: Advertising Or Information Release. Customer agrees that it will not use the name, service marks or trademarks of Sprint or of any of its affiliated companies in any advertising, publicity releases or sales presentations nor reveal the existence or terms or conditions of this Agreement and Attachment. Customer shall not take any actions which will in any manner compromise Sprint's registered trademarks and/or service marks. Customer agrees that this Agreement and Attachment, its terms, conditions or pricing, or information concerning this Agreement and Attachment, its terms, conditions or pricing will not be released to any third Party or entity at any time, except as provided in this Agreement. Either Party may make any disclosure required by any governmental laws or regulations, provided that the disclosing Party gives the other Party a reasonable opportunity to defend against such disclosure.

ARTICLE 11: General Terms and Conditions.

11.1 This Agreement may not be modified, or amended, except upon the execution of a written agreement signed by both Parties.

11.2 The captions of the respective paragraphs of this Agreement are for convenience only, and shall not be deemed to define or limit any of its terms or provisions.

11.3 This Agreement represents the final terms and conditions upon which the activities of the Parties will be based, and no negotiations, promises or discussions conducted prior to execution and not specifically set forth herein shall be of any force or effect.

11.4 It is agreed by the Parties that this Agreement shall, in all respects, be governed by and interpreted in accordance with the laws of the state of Kansas unless preempted by applicable federal law regulation. Sprint is registered to do business in Kansas as Sprint Communications Company L.P.

11.5 No term or provision of this Agreement shall be deemed waived, and no breach or default shall be deemed excused, unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented. No consent by any Party to, or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

11.6 If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, such term or provision shall be deemed deleted and this Agreement shall remain in full force and effect.

11.7 Except as otherwise provided herein and Sprint tariffs, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity by statute or otherwise.

11.8 The terms and provisions hereof, that by their sense and context are intended to survive the performance hereunder shall so survive the completion or performance and termination of this Agreement, including, without limitation, the making of payments for services.




                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

11.9 THIS AGREEMENT MUST BE EXECUTED WITHIN 30 DAYS OF RECEIPT AND RETURNED TO SPRINT'S CARRIER SERVICES FOR EXECUTION BY THE PRESIDENT OF SPRINT'S CARRIER SERVICES (WSG). CUSTOMER'S FAILURE TO EXECUTE AND RETURN WITHIN THE 30 DAYS MAY RESULT IN SPRINT VOIDING THE SPECIAL PRICING HEREIN AND SPRINT APPLYING FULL, NON-DISCOUNTED MONTH-TO-MONTH TARIFF RATES TO CUSTOMER CIRCUIT. The date the Customer receives this contract is __________________________, 1996.

ARTICLE 12: Customer Certification. Customer hereby directs, until changed by Customer in writing, that Sprint send notices to:

If to Customer:                         Copy to:
MIDCOM Communications, Inc.             MIDCOM Communications, Inc.
111 Third Avenue, Suite 1600            1111 Third Avenue, Suite 1600
Seattle, WA 98101                       Seattle, WA 98101
ATTN: President and Chief Executive     ATTN: General Counsel
      Officer

ARTICLE 13: Attachments.

13.1 Attachment A. Attached to this Agreement and made a part hereof by incorporation is Attachment A stating the Expiration Date of this Agreement and stating the Pricing for Service hereunder. Any other written terms, conditions or legends typed, printed, or otherwise included on the Attachment is deemed solely for the convenience of the Parties and ARE NOT BINDING ON SPRINT COMMUNICATIONS COMPANY L.P.

13.2 Attachment B. Attached to this Agreement and made part hereof by incorporation is Attachment B stating charges for access services that may be requested by Customer for circuits ordered or renewed under this Agreement. NO ADDITIONS, DELETIONS, CHANGES, NOTATIONS OR MODIFICATIONS THAT MAY APPEAR ON ATTACHMENT B ARE BINDING ON SPRINT COMMUNICATIONS COMPANY L.P.

IN WITNESS WHEREOF, the Parties have executed this Agreement and made it effective as stated herein.


SPRINT COMMUNICATIONS                   MIDCOM Communications, Inc.

By: /s/ R. MICHAEL FRANZ                By: /s/ JAY T. CALDWELL
   -----------------------------           -----------------------------
   (Signature)                             (Signature)

Name:  R. Michael Franz                 Name: Jay T. Caldwell
                                             ---------------------------
                                             (Printed)

Title: President, Wholesale Services    Title: Sr. Vice President
       Group                                  --------------------------

Business Address:                       Business Address:

8140 Ward Parkway                       111 Third Ave., Suite 1600
Kansas City, MO 64114                   Seattle, WA 98101



                 SPRINT PROPRIETARY INFORMATION  --  RESTRICTED

                                  ATTACHMENT A

                                  VOLUME PLAN*


                                               Expiration Date  March 31, 2000


4.1                               Cents Per Voice
       Monthly Volume of           Grade Mile Per         Monthly Minimum Charge
     Private Line Services             Month                    Per Circuit
     ---------------------        ----------------        ----------------------

              $0+                       $[*]                        $[*]


Note: The Monthly Volume of Private Line Services contribute to the Minimum Commitment requirements in Section A.14.1. of the Resale Solutions Switched Services Agreement.

4.2         per the application tariff
        --------------------------------


* CUSTOMER MUST INITIAL EACH BLANK THAT HAS AN ENTRY. IF ANY BLANK HAS NO ENTRY, CUSTOMER MUST CROSS-OUT THE BLANK AND INITIAL THE CROSS-OUT.




                  SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  ATTACHMENT B

                                 Access Charges

The following matrix illustrates the charges contracted with four access choices associated with private line point-to-point services under this Agreement.

The formula for end-to-end pricing a circuit is: (Access and 1 - IXE POP to POP charges + Access end 2).

As the formula implies, it is possible to have different access choices on each end of a point-to-point circuit.



Access             COC             ACF             EFC           L.L.          Maintenance    Conversion       Install Charges
- ------           -------         -------         ------         -----          -----------    ----------       --------------
  SPA             $[*]            $[*]            $[*]            ICB             $[*]            $[*]           COC  $[*]
  SCVBA           $[*]            $[*]            $[*]            ICB             $[*]            $[*]           ACF  $[*]
                                                                                                                 L.L. $[*]
                                                                                                                 COC  $[*]
                                                                                                                 ACF  $[*]
                                                                                                                 EFC  $[*]
                                                                                                                 L.L. $[*]
  CPA-SWC         $[*]            $[*]            $[*]            ICB               N/A           $[*]                $[*]
  CPA-POP         $[*]            $[*]            $[*]            ICB               N/A           $[*]                $[*]


If Billed in Corporate Billing System or The Billing Solution System, the port charge will be assessed in lieu of ACF/COC.

SPA: Sprint Provided Access, Sprint orders the access from the LEC or Alternate Access Vendor (AAV) and Sprint is billed for that access. Sprint then recoups these access charges from the customer. The components of Sprint Provided Access, both monthly recurring and nonrecurring are: Contract Office Connection
(COC), Access Coordination Fee (ACF), and Local Loop (L.L.) When Sprint provides the access, it is responsible for all fine maintenance, including the local loop.

SCVBA: Sprint Coordinated Vendor Billed Access, Sprint orders the access from the LEC/AAV and specifies that the bill be sent directly to the customer. Thus the customer is responsible for and pays all LEC/AAV monthly recurring and installation charges. The components of Sprint Coordinated Vendor Billed Access, both monthly recurring and nonrecurring, are: Central Office Connection
(COC), Access Coordination Fee (ACF), and Entrance Facility Charges (EFC).
When Sprint provides SCVBA access, it is responsible for any line maintenance, including the local loop.

CPA-SWC: Customer Provided Access to the Servicing Wire Center, the customer orders access from the LEC/AAV and requests to have it terminated at the Sprint Serving Wire Center. The customer is responsible for and pays all LEC/AAV monthly recurring and installation charges. The components of Customer Provided Access, both monthly recurring and nonrecurring are: Central Office Connection (COC) and Entrance Facility Charges (EFC). When the customer orders access facilities it is the customer's responsibility for any access line maintenance, specifically from the customer's premises to Sprint's Serving
Wire Center.

CPA-POP (where available): Customer Provided Access to the Sprint POP, the customer orders access from the LEC/AAV and requests to have it terminated at the Sprint POP. The customer is responsible for and pays all LEC/AVV monthly recurring and installation charges. The component of Customer Provided Access, both monthly recurring and nonrecurring, is Central Office Connection (COC). When the customer orders access facilities, it is the customer's responsibility for any access line maintenance.